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                                                                    EXHIBIT 99.1


                    TEXT OF PRESS RELEASE DATED MAY 26, 1998



FOR IMMEDIATE RELEASE

ARBOR SOFTWARE AND HYPERION SOFTWARE MERGE TO CREATE ANALYTIC APPLICATIONS MARKETPLACE LEADER

SUNNYVALE, CA AND STAMFORD, CT, MAY 26, 1998 - Arbor Software Corporation (Nasdaq: ARSW) and Hyperion Software Corporation (Nasdaq: HYSW) today announced a strategic business combination that will create a global leader in the rapidly emerging analytic applications marketplace. The Boards of Directors of both companies have unanimously approved a definitive agreement to merge the two organizations. The combined company will operate under the name Hyperion Solutions Corporation and will have its headquarters in Sunnyvale, California.


The combination will create a global company with more than $350 million in revenues based on pro forma results for the twelve months ended March 31, 1998, more than 1,800 employees operating in 26 countries, leading positions in each of its core markets and a customer list that includes two thirds of the Fortune
100. The combined company will be able to provide customers worldwide with comprehensive analytic applications solutions. Research firm International Data Corporation (IDC) estimates that the analytic applications marketplace will grow from over $800 million in 1997 to exceed $2.6 billion by the year 2001.


The merger will be effected by the issuance of 0.95 shares of Arbor Software Corporation common stock for each share of Hyperion Software Corporation common stock. Concurrent with the exchange, the continuing company will be renamed Hyperion Solutions Corporation. The transaction will be accounted for as a pooling of interests, and based on the closing Nasdaq prices on Friday, May 22, the combined company's market capitalization would be valued at approximately $1.3 billion. Arbor shareholders will own approximately 40 percent of the continuing company while Hyperion shareholders will own approximately 60 percent. Subject to regulatory approvals and approval of each company's shareholders, and other customary closing conditions, the transaction is expected to close late this summer.


John Dillon, Arbor's current chairman and CEO, will become CEO of the combined company and Jim Perakis, Hyperion's current chairman and CEO, will become chairman of the combined company. Stephen Imbler, Arbor's current CFO, Bill Binch, Arbor's current head of sales, Kirk Cruikshank, Arbor's current head of marketing, Craig Schiff, Hyperion's current head of services and Mark Bilger, Hyperion's current head of development, will hold these positions in the combined company. The Board of Directors of the merged organization will include four directors from Hyperion and three directors from Arbor.


"We are very excited about the opportunity to lead the analytic applications marketplace as an open, best-in-class provider of custom, on-demand and packaged analytic applications that leverage the power of OLAP technology," said John Dillon, chairman and CEO of Arbor. "The combination with Hyperion offers us the opportunity to address a broader set of customer needs,


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increase value for our shareholders, and provide even greater career opportunities for our employees. "


"The merger of Arbor and Hyperion is intended to allow us to broaden the delivery of analytic application solutions to customers worldwide," said Jim Perakis, chairman and CEO of Hyperion. "We are all very enthusiastic about the shared vision and cultural fit of the combined companies, the market opportunities they address and the strength of our people, products and partners."


ABOUT ANALYTIC APPLICATIONS


Analytic applications help businesses, not-for-profit institutions and government agencies improve operating efficiency and maximize performance by providing timely, accurate information and improved process control for better decision making. Analytic applications can be delivered in three ways: custom, on-demand and packaged solutions. Custom applications are solutions highly optimized and tailored to address company-specific requirements. On-demand applications are solutions rapidly defined and deployed to meet ad hoc business analysis needs. Packaged applications are purpose-built solutions, defined and optimized for specific business processes. Leading analytic applications today include profitability analysis, budgeting and planning, channel analysis, performance measurement and financial reporting and consolidation. Emerging market opportunities for analytic applications exist across a broad array of business functions including sales, marketing, manufacturing, risk management and human resources. OLAP technology provides a critical component for many of these applications because of its multidimensional calculation and navigation capabilities.


ABOUT ARBOR SOFTWARE


Arbor Software Corporation (Nasdaq: ARSW) develops and markets enterprise OLAP software for management reporting, analysis and planning applications. With $82 million in revenues for the twelve months ended March 31, 1998, the company's products are used by more than 1,600 corporations worldwide, spanning a broad range of industries, business applications and enterprise data warehousing architectures. Arbor's customers include BankBoston, Los Angeles Times, PepsiCo, Prudential and Sears. Arbor's products are sold direct, as well as through system integrators and resellers worldwide, including Comshare, Fujitsu, i2 Technologies, IBM, Lawson Software, Mitsubishi, PeopleSoft and Walker. Arbor's offices are located in Atlanta, Boston, Chicago, Dallas, Houston, Los Angeles, New York, Sunnyvale, Washington D.C., Frankfurt, Hamburg, London, Munich, Paris and Sydney.


Information on Arbor products and services can be found at http://www.arborsoft.com. Arbor can also be reached via e-mail at info@arborsoft.com or by calling 1-800-858-1666.


ABOUT HYPERION SOFTWARE


Hyperion Software Corporation (Nasdaq: HYSW) provides software solutions for better business understanding and improved financial performance. Hyperion's Internet-enabled applications support and enhance enterprise-wide processes including planning, budgeting, forecasting,


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consolidation and business analysis. With $271 million in revenues for the twelve months ended March 31, 1998, the company's solutions are in use by more than 3,300 organizations worldwide. Hyperion's customer base includes more than 50 percent of the Fortune 500 and 40 percent of the Financial Times European Top
100. The company is ranked first worldwide in budgeting software revenue by International Data Corporation and first in financial OLAP applications by The OLAP Report. The company is headquartered in Stamford, Connecticut, and has more than 1,300 employees worldwide. Additional information is available online at http://www.hyperion.com, or by calling 1-800-286-8000.


This press release contains forward-looking statements relating to the proposed strategic combination of Arbor and Hyperion, the integration of their businesses and technologies and the expected benefits therefrom, and such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the satisfaction of various closing conditions, including receipt of regulatory and stockholder approvals, challenges associated with the integration of Arbor and Hyperion and their respective businesses and technologies, competitive pressures, market acceptance of products, changes in customer requirements, general economic conditions and the risk factors detailed from time to time in Arbor's and Hyperion's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Arbor's quarterly report on Form 10-Q for the quarter ended December 31, 1997 and Hyperion's Annual Report on Form 10-K for the year ended June 30, 1997and its quarterly report on Form 10-Q for the three months ended March 31, 1998.


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PR HOTLINE: For media and industry analyst calls on the day of the announcement, please dial (203) 703-4101 or (203) 703-4102.


NOTE TO EDITORS: Arbor and Essbase are registered trademarks of Arbor Software Corporation. Hyperion, Hyperion Software and the Hyperion Software Logo are registered trademarks of Hyperion Software Operations Inc., a wholly-owned subsidiary of Hyperion Software Corporation. Any other product or company names may be trademarks or registered trademarks of their respective owners.


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Contacts:
Joanna McMillan
Arbor Software
(408) 541-4035
jmcmillan@arborsoft.com
Alan Mangelsdorf
Hyperion Software
Phone: (203) 703-3137
alan_mangelsdorf@hyperion.com



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